Exhibit 10.9

                     FOURTH AMENDMENT TO FINANCING AGREEMENT


     This Fourth Amendment to Financing Agreement (this "Amendment") is entered into as of this 16th day of September, 2002 among FACTORY 2-U STORES, INC., a Delaware corporation ("Company"), the Lenders who are a party to the Financing Agreement referred to below (collectively, "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("Agent"), in its capacity as Agent for the Lenders, with reference to the following facts:

A. Agent, Company and Lenders previously entered into that certain Financing Agreement dated as of March 3, 2000, as amended by that certain First Amendment to Financing Agreement dated as of April 13, 2000, that certain Second Amendment to Financing Agreement dated as of April 10, 2001 and that certain Third Amendment to Financing Agreement dated as of April 9, 2002 (collectively, the "Financing Agreement"), pursuant to which Lenders have provided Company with certain loans and other financial accommodations.

B. Company has requested that Agent and Lenders amend the Financing Agreement to, among other things, extend the term of the Financing Agreement until March 3, 2006.

C. Agent and Lenders are willing to amend the Financing Agreement on the terms and subject to the conditions set forth in this Amendment.

     NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows, effective as of the date set forth above:

1. Definitions. Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Financing Agreement.

2.   Amendments to Financing Agreement.

(a) The definition of "Availability" set forth in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "Availability shall mean at any time the lesser of: (a) the excess of the Borrowing Base over the sum of (x) the outstanding aggregate amount of all Obligations, including, without limitation, all Obligations with respect to Revolving Loans and Letters of Credit, (y) the Availability Reserve and (z) $7,500,000; or (b) the excess of $50,000,000, over the sum of (x) the outstanding aggregate amount of all Obligations, including, without limitation, all Obligations with respect to Revolving Loans and Letters of Credit and (y) the Availability Reserve."


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

(b) The definition of "Borrowing Base" set forth in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "Borrowing Base shall mean (calculated without regard to the $50,000,000 line of credit maximum) the sum of (a) eighty-five percent (85%) of the outstanding Eligible Accounts Receivable of the Company plus
     (b) the aggregate value of Eligible Inventory (including Eligible In-Transit Inventory) determined at the lower of cost or market on a first-in, first-out basis multiplied by the Inventory Advance Percentage; provided that, in no event shall advances against Eligible In-Transit Inventory exceed the lesser of (A) $5,000,000 or (B) forty percent (40%) of the aggregate value of Eligible Inventory."

(c) The definition of "Chase Manhattan Rate" set forth in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "Chase Manhattan Rate shall mean the rate of interest per annum announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers.)"

(d) The definition of "Early Termination Fee" set forth in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "Early Termination Fee shall: (a) mean the fee the Agent is entitled to charge the Company in the event the Line of Credit (including the Letter of Credit Sub-Line) or this Financing Agreement is terminated on a date prior to an Anniversary Date; and (b) be determined by multiplying the Line of Credit (including the Letter of Credit Sub-Line) by (i) one percent (1%) if the Early Termination Date occurs on or prior to March 2, 2004, and (ii) one-half of one percent (0.5%) if the Early Termination Date occurs after March 2, 2004, but on or prior to March 2, 2005."

(e) The definition of "Inventory Advance Percentage" set forth in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "Inventory Advance Percentage shall mean the lower of: (a) seventy percent (70%) of the aggregate value of Eligible Inventory, or (b) eighty-five percent (85%) of the Net Orderly Liquidation Value of the Inventory as a percentage of the total Inventory as determined by the most recent Inventory appraisal, a provided for in Section 7.13 hereof."


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

(f) The following definition of "Triggering Availability" is hereby added to Section 1 of the Financing Agreement in proper alphabetical order:

          "Triggering Availability shall mean at any time the excess of the Borrowing Base, over the sum of (x) the outstanding aggregate amount of all Obligations, including, without limitation, all Obligations with respect to Revolving Loans and Letters of Credit, and (y) the Availability Reserve."

(g) The second paragraph of Section 3.4 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "The Company may and will enforce, collect and receive all amounts owing on the Accounts and/or received from sales or other dispositions of Inventory at the Company's expense, and may manage and direct its Depository Accounts; however such privilege shall terminate automatically upon the institution by or against the Company of any proceeding under any bankruptcy or insolvency law or, at the election of the Agent in its sole discretion: (x) if Triggering Availability is at any time less than $10,000,000 and at all times thereafter until such time the Company maintains minimum Triggering Availability of $10,000,000 for a period of ninety (90) consecutive days, or (y) upon the occurrence of any other Event of Default and until such Event of Default is waived in writing by Agent or cured to Agent's satisfaction."

(h) The second sentence of Section 7.2 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "The Company agrees that the Agent or its agents may enter upon the Company's premises with reasonable notice (such notice not being required if an Event of Default has occurred and is continuing) at any time during normal business hours, and from time to time, but not more than twice in any twelve (12) month period, for the purpose of inspecting the Collateral, and any and all records pertaining thereto; provided however, (x) if at any time Triggering Availability is less than $20,000,000 and at all times thereafter until such time the Company maintains minimum Triggering Availability of $20,000,000 for a period of ninety (90) consecutive days or
     (y) upon the occurrence of any Event of Default and while it is continuing, Agent shall not be limited in the number of times it or its agent may enter upon the Company's premises."

(i) The last sentence of Section 7.3 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "At any time the Triggering Availability is less than $10,000,000 or upon the occurrence and during the continuance of any Event of Default, the Company shall, upon demand by Agent, provide the reports listed above as
     (a) and (b) on a weekly basis."


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

(j) Clause (3) of Section 7.9(i) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "(3) notwithstanding clauses (1) and (2) above, the Company may prepay Subordinated Debt to the extent Triggering Availability after giving effect to such prepayment exceeds $15,000,000, provided that the Company has maintained a trailing twelve(12) month EBITDA of not less than $30,000,000."

(k) The financial covenant relating to the Company's Tangible Net Worth is hereby eliminated and accordingly, Section 7.10 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "7.10 Reserved."

(l) The first sentence of Section 7.13 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "The Company has provided to the Agent, and agrees to provide to the Agent on an annual basis commencing with the first anniversary of the Closing Date, an appraisal indicating the Net Orderly Liquidation Value of the Inventory; provided however, if at any time Triggering Availability is less than $20,000,000 and at all times thereafter until such time the Company maintains minimum Triggering Availability of $20,000,000 for a period of ninety (90) consecutive days, such appraisals shall be provided on a semi-annual basis; provided further however, upon the occurrence and continuance of an Event of Default, such appraisals shall be provided as frequently as Agent may reasonably request."

(m) The grid set forth in Section 8.1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:


                                                Libor Rate            Chase
     Level        EBITDA                           plus        Or     Manhattan
                                                                      Rate plus
     ------ ---------------------------------- ------------- ------ ------------
     I      Greater than $28,000,000               1.50%       or      0.00%
     ------ ---------------------------------- ------------- ------ ------------
     II     Greater than $20,000,000 but
            less than or equal to $28,000,000      1.75%       or      0.00%
     ------ ---------------------------------- ------------- ------ ------------
     III    Greater than $15,000,000 but
            less than or equal to $20,000,000      2.00%       or      0.00%
     ------ ---------------------------------- ------------- ------ ------------
     IV     Greater than $10,000,000 but
            less than or equal to $15,000,000      2.25%       or      0.25%
     ------ ---------------------------------- ------------- ------ ------------
     V      Greater than $5,000,000 but
            less than or equal to $10,000,000      2.50%       or      0.50%
     ------ ---------------------------------- ------------- ------ ------------
     VI     Less than or equal to $5,000,000       3.00%       or      1.00%
     ------ ---------------------------------- ------------- ------ ------------


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

(n) The last sentence of Section 8.1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "Notwithstanding anything to the contrary contained herein, (x) in no event shall the interest rate applicable hereunder decrease by more than one-quarter percent (0.25%) within any six (6) month period and (y) if Triggering Availability exceeds $30,000,000 at all times during any fiscal quarter and no Event of Default shall have occurred and be continuing as at the end of such fiscal quarter, the interest rate applicable hereunder for the three-month period commencing immediately after such quarter shall be decreased by one-quarter of one percent (0.25%)."

(o) The grid set forth in Section 8.8 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:


              Date of Payment                            Amount of Payment
     -------------------------------------------    ----------------------------
     On the Closing Date                                     $25,000
     -------------------------------------------   -----------------------------
     On each of the first, second, third, fourth         $40,000 per year
     and fifth anniversaries of the Closing Date
     -------------------------------------------   -----------------------------

(p) Section 11.1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "11.1 This Financing Agreement shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for the initial term ending six (6) years from the Closing Date (the "Anniversary Date") and from year to year thereafter (each, an "Anniversary Date"), unless sooner terminated pursuant to the terms hereof."

3. Fee. In consideration of the foregoing amendment, Company shall pay to Agent, for the pro-rata benefit of Lenders, an amendment fee of $162,500 (the "Amendment Fee"). The Amendment Fee shall be fully earned by Lenders as of the date hereof and shall be payable and charged to Company's Revolving Loan Account as follows: $81,250 upon execution of this Amendment by Company and $81,250 upon the earlier of March 3, 2003 or the termination of the Financing Agreement.

4. Conditions Precedent. The effectiveness of the foregoing amendment shall be, and hereby is, subject to the fulfillment to Agent's satisfaction of the Conditions Precedent. The "Conditions Precedent" shall mean each of the following:

(a) Receipt by Agent of this Amendment duly executed by each of the parties hereto;

(b) Receipt by Agent of a fully executed Assignment and Transfer Agreement whereby Fleet Retail Finance Inc. shall reassign its rights and obligations as a Lender under the Financing Agreement to The CIT Group/Business Credit, Inc.;


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

(c) Company shall have paid to Agent the portion of the Amendment Fee that is due upon execution of this Amendment by Company; and

(d)  As of the date hereof, the representations and warranties  contained in
     Section 7 of the Financing Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and no Default or Event of Default shall be existing or have occurred and be continuing.

5.   Miscellaneous.

(a)  Reference to and Effect on the Financing Agreement.

     (i) Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Financing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     (ii) The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under the Financing Agreement or any agreement or document executed in connection therewith.

     (iii) Upon the Conditions Precedent being satisfied, this Amendment shall be construed as one with the existing Financing Agreement, and the existing Financing Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

(b) Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 8.5 of the Financing Agreement.

(c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)  Counterparts.   This  Amendment  may  be  executed  in  one  or  more
     counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.


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


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                    Company:

                                    FACTORY 2-U STORES, INC.


                                    /s/Douglas C. Felderman
                                    -----------------------
                                    Name:  Douglas C. Felderman
                                    Title: Executive Vice President and
                                           Chief Financial Officer


                                    Agent and Lender:

                                    THE CIT GROUP/BUSINESS CREDIT, INC.


                                    /s/James J. Karnowski
                                    ------------------------
                                    Name:  James J. Karnowski
                                    Title: Vice President

















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